EXHIBIT (a)(2)
AMENDMENT NO. 1 TO DEPOSIT AGREEMENT
          AMENDMENT NO. 1 dated as of August 6, 2010 (the “Amendment”) to the Amended and Restated Deposit Agreement dated as of March 31, 2005 (as amended from time to time, the “Deposit Agreement”) among Infineon Technologies AG, a corporation incorporated in the Federal Republic of Germany and organized under the laws of the Federal Republic of Germany, and its successors (the “Company”), Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder.
W I T N E S S E T H:
          WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and
          WHEREAS, the Company has filed a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) terminating the listing of its American Depositary Shares (“ADSs”) evidenced by ADRs on the New York Stock Exchange and has filed a Form 15F with the Commission in order to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended (“Securities Exchange Act”), and its obligation to file with or submit to the Commission reports under Sections 13(a) and 15(d) of the Securities Exchange Act.
          WHEREAS, pursuant to paragraph (16) of the Form of ADR set forth in Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and ADRs.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

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EXHIBIT (a)(2)
ARTICLE I
DEFINITIONS
     SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.
ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT AND FORM OF ADR
     SECTION 2.01. All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.
     SECTION 2.02. Section 4.11 of the Deposit Agreement and the first paragraph of Article (12) of the form of Receipt are each amended to read as follows:
Upon effectiveness of the termination of the Company’s reporting requirements under the Securities Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site (www.infineon.com.) or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. The Company represents that, as of the effectiveness of the termination of the Company’s reporting requirements under the Securities Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Securities Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Holders in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements.
     SECTION 2.03. The first paragraph of Article (5) of the form of Receipt is amended to read as follows:

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EXHIBIT (a)(2)
Notwithstanding any other provision of the Deposit Agreement, this Receipt or the Company’s Articles of Association, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with all applicable provisions of German law, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association regarding such Holder’s or Beneficial Owner’s interest in Shares (including the aggregate of ADSs and Shares held by such Holder or Beneficial Owner), in compliance with Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be bought into force from time to time. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that, at the date of the Agreement, the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder and any Beneficial Owner has an interest. Each Holder and Beneficial Owner further agrees to furnish the Company with any such notification made in accordance with this Article 5 and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.
     SECTION 2.04. The following sentence is inserted after the second sentence of Article (9) of the form of Receipt:
In addition, the Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement: (a) to any holder of American Depositary Shares (including, without limitation, Holders), a fee not in excess of U.S. $0.05 per ADS for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal and (b) for the operation and maintenance costs in administering the ADSs, an annual fee of up to U.S. $0.05 per American Depositary Share.
     SECTION 2.05. The first sentence of Article (14) of the form of Receipt is amended

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EXHIBIT (a)(2)
to delete “, in accordance with New York Stock Exchange requirements”.
     SECTION 2.06. The Form of ADR, reflecting the amendments set forth herein is amended and restated to read as set forth as Exhibit A hereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:
(a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Post-Effective Amendment to Form F-6 as executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in The Federal Republic of Germany, neither of such agreements need to be filed or recorded with any court or other authority in The Federal Republic of Germany, nor does any stamp or similar tax need to be paid in The Federal Republic of Germany on or in respect of such agreements; and

(c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.
     SECTION 3.02. Representations and Warranties of the Depositary. The Depositary represents and warrants to, and agrees with, the Company that this Amendment, when executed and delivered by the Depositary, and the Deposit Agreement and the Post-Effective Amendment to Form F-6 as executed and delivered by the Depositary in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the

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EXHIBIT (a)(2)
Depositary, enforceable against the Depositary in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the date hereof; provided, however, the amendments set forth in Section 2.03 hereof shall not become effective until 30 days after notice of such amendments have first been given to Holders.
     SECTION 4.02. Indemnification. The parties hereto shall be entitled to all of the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement, as amended hereby, in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.
     SECTION 4.03. Governing Law; Jurisdiction. The Deposit Agreement, the Amendment and the ADRs as amended hereby shall be governed by and construed in accordance with the laws of the State of New York. Any dispute, legal suit, action or proceeding arising out of or based upon the Deposit Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts in the Borough of Manhattan, The City of New York, New York.
     SECTION 4.04. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

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EXHIBIT (a)(2)
     IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Holders shall become parties hereto by holding ADSs as of the Effective Date.

INFINEON TECHNOLOGIES AG

By Name:	/s/ F. X Gerard F. X Gerard
Title:	Corporate Vice President, Finance and Treasury

By Name:	/s/ Cornelius Simons Cornelius Simons
Title:	Corporate Legal Counsel

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Name:	/s/ James Kelly James Kelly
Title:	Vice President

By Name:	/s/ Chris Konopelko Chris Konopelko
Title:	Vice President

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EXHIBIT A
ANNEXED TO AND INCORPORATED IN
AMENDMENT TO DEPOSIT AGREEMENT
[FORM OF FACE OF ADR]

DBDR Number	CUSIP Number

American Depositary Shares (Each American Depositary Share representing One Fully Paid Ordinary Share)
[FORM OF FACE OF RECEIPT]
AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
DEPOSITED ORDINARY SHARES
Of
INFINEON TECHNOLOGIES AG
(Incorporated under the laws of the Federal Republic of Germany)
     DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation organized and existing under the laws of the State of New York and indirect, wholly owned subsidiary of Deutsche Bank AG, as depositary (“Depositary”), hereby certifies that                      is the record owner of                      American Depositary Shares (hereinafter “ADS”), representing deposited ordinary shares in registered form, without par value, or evidence of rights to receive ordinary shares (“Shares”) of INFINEON TECHNOLOGIES AG (the “Company”), a company incorporated under the laws of the Federal Republic of Germany. At the date hereof, each ADS represents one (1) Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Deutsche Bank A.G. Frankfurt (the “Custodian”). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary’s Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.
     (1) The Deposit Agreement. This American Depositary Receipt is one of the receipts

EXHIBIT (a)(2)
(“Receipts”) executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of March 31, 2005 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or acquiring a beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the principal office of the Custodian and at any other designated transfer office. The statements made in this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.
     (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender of American Depositary Shares at the Principal Office of the Depositary for the purpose of withdrawal of the Deposited Securities, and upon payment of all fees, including the fee of the Depositary for cancellation of Receipts (provided for in Article (9) of this Receipt), governmental charges and taxes payable in connection with such surrender and withdrawal and subject to the terms and conditions of the Deposit Agreement, the Company’s Articles of Association and to the provisions of or governing the Deposited Securities, the Holder hereof is entitled to electronic delivery to an account designated by such Holder, as permitted by applicable law, to him or his order, or to physical delivery, if available, of the amount of Deposited Securities at the time represented by the American Depositary Share or American Depositary Shares evidenced by this Receipt. Such delivery of such Deposited Securities will be made without unreasonable delay.
     A Receipt surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary written instructions directing the Depositary to cause the Deposited Securities being withdrawn to be delivered either electronically or physically, if available, to or upon the written order of a person or persons designated in such instructions. Thereupon, the Depositary shall direct the Custodian to deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the clearing procedures of the Foreign Registrar, to the Company’s Articles of Association, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the instructions to the Depositary as provided above, the Deposited Securities represented by such Receipt. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary, upon receipt by the Depositary, of any cash dividends or distributions with respect to the Deposited Securities represented by such Receipt or of any proceeds of sale of any dividends,

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EXHIBIT (a)(2)
distributions or rights, which may at the time of surrender be held by the Depositary.
     The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing a number other than a whole number of Shares. If any ADSs surrendered and ADRs cancelled represent fractional entitlements in Deposited Securities, the Depositary shall (i) cause the appropriate whole number of Deposited Securities to be withdrawn and delivered in accordance with the terms hereof and (ii) at its election deliver, or cause the Custodian to deliver, a Receipt therefor or distribute the cash proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld), to the Holder for the fractional entitlements represented by the retired ADSs and cancelled ADRs. If permitted by German law, at the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with the Deposit Agreement, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by the ADSs evidenced by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.
     (3) Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and, in the case of any Receipt in physical, certificated form, the full and accurate completion of any endorsements appearing on this Receipt relating to compliance with applicable restrictions on transfer hereof) and duly stamped as may be required by any applicable law. Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws. The Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.
     (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution in respect thereof or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s record (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited, transferred or withdrawn) and payment of any

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EXHIBIT (a)(2)
applicable fees and charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as provided in Article (9) of this Receipt; (ii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit Agreement and applicable law; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.
     The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as the appointed agent of the Company for transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time. Notwithstanding any other provision of the Deposit Agreement or this Receipt to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as permitted in General Instruction I.A(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act.
     Subject to Section 2.9 of the Deposit Agreement, the Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof.
     Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or such other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Company’s Articles of Association. Also without limitation of the foregoing, the Depositary will use its best efforts to comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit thereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States and other jurisdictions.
     (5) Compliance With Information Requests/Disclosure of Interests/Actions by Holders and Beneficial Owners/Obligations and Other Rights of Holders and Beneficial Owners with Respect to Deposited Securities. Notwithstanding any other provision of the Deposit

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EXHIBIT (a)(2)
Agreement, this Receipt or the Company’s Articles of Association, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with all applicable provisions of German law, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association regarding such Holder’s or Beneficial Owner’s interest in Shares (including the aggregate of ADSs and Shares held by such Holder or Beneficial Owner), in compliance with Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be bought into force from time to time. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that, at the date of the Agreement, the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder and any Beneficial Owner has an interest. Each Holder and Beneficial Owner further agrees to furnish the Company with any such notification made in accordance with this Article 5 and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of Xetra and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.
     To the extent that a Holder or a Beneficial Owner wishes to exercise rights equivalent to those of an ordinary shareholder of the Company that are not available to such Holder or Beneficial Owner pursuant to the terms of the Deposit Agreement, the Holder may provide a written request to the Company requesting that the Company determine whether such Holder or a Beneficial Owner may lawfully exercise such rights (an “Ordinary Shareholder Right”). Upon the Company:
(i)	receiving evidence furnished by such Holder satisfactory to the Company that such Holder is, at the time of such request and as of the record date set by the Company in the local market in respect of the exercise of any such Ordinary Shareholder Right, the Beneficial Owner of an ADS representing Shares or other Deposited Securities and, to the extent that such Holder is not the Beneficial Owner and is exercising an Ordinary Shareholder Right on behalf of a Beneficial Owner, additional evidence satisfactory to the Company that such Holder is acting with full and irrevocable power and authority of the Beneficial Owner of an ADS representing Shares or other Deposited Securities in respect of such Ordinary Shareholder Right; and

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EXHIBIT (a)(2)
(ii)	determining that such Holder or, if such Holder is not the Beneficial Owner, that the Beneficial Owner, is permitted, pursuant to any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, to exercise such Ordinary Shareholder Right;
the Company shall provide written notification to such Holder or Beneficial Owner of the validity of the exercise of such Ordinary Shareholder Right and the ability of such Holder or Beneficial Owner to instruct the Depositary for the cancellation of ADRs evidencing ADSs representing the Shares or other Deposited Securities and the withdrawal of Shares or other Deposited Securities represented by ADSs evidenced by such ADRs being cancelled to the order of such Holder or Beneficial Owner in accordance with the provisions of the Deposit Agreement and Article 2 (Withdrawal of Deposited Securities) of this Receipt.
     In the event that, upon the receipt of written notification from the Company by a Holder or Beneficial Owner that the exercise of an Ordinary Shareholder Right by such Holder or Beneficial Owner is valid, in accordance with the provisions of the above paragraph, such Holder or Beneficial Owner is unable to provide the Depositary with instructions for the withdrawal of the Shares or other Deposited Securities represented by ADSs evidenced by such ADRs being cancelled, the Holder or Beneficial Owner shall either (i) request that the Company, in the Company’s discretion, provide such Holder or Beneficial Owner with details of a securities account established by the Company for the purpose of enabling such Holder or Beneficial Owner to hold Shares or other Deposited Securities upon the withdrawal of Shares or other Deposited Securities for the period in which the Ordinary Shareholder Right is being exercised, at such Holder’s or Beneficial Owner’s expense and subject to documentation evidencing any safekeeping or similar arrangement being implemented between the Company and any such Holder or Beneficial Owner (an “Omnibus Securities Account”), or (ii) arrange for the sale of such Shares or other Deposited Securities or the sale of the ADRs evidencing ADSs representing such Shares or other Deposited Securities registered in the name of such Holder or beneficially owned by such Beneficial Owner, provided, however, that any actions contemplated within Section 3.5 of the Deposit Agreement shall at all times be subject to any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association.
     In the event that a Holder or Beneficial Owner instructs the Depositary for the cancellation of ADRs evidencing ADSs representing Shares or other Deposited Securities being withdrawn in accordance with (i) above, referencing the Omnibus Securities Account, and upon the delivery of such Shares or other Deposited Securities into the Omnibus Securities Account, such Holder or Beneficial Owner shall provide (a) a representative duly appointed by it (the “Representative”) with a power of attorney in form and substance satisfactory to the Representative providing written authority to such Representative to act in accordance with the written instructions of such Holder or Beneficial Owner in the exercise of an Ordinary Shareholder Right, to the extent permitted by any applicable law, regulation, requirement of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded or the Company’s Articles of Association, (b) a full indemnification to the Representative against any

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EXHIBIT (a)(2)
and all loss, liability, cost, damage or expense which they each shall suffer or incur in the exercise of, or an attempt to exercise, such Ordinary Shareholder Right, (c) a written representation and undertaking that any legal proceeding or similar action brought on behalf of such former Holder or Beneficial Owner pursuant to the exercise of such rights shall state that the Representative is involved solely for the purpose of enabling such former Holder or Beneficial Owner to establish a right of action and for no other purpose and that the Representative has no other interest in such matter, (d) a written representation and undertaking to the Representative for the payment of any and all fees, costs and expenses (including, without limitation, expenses of legal counsel) that the Representative shall incur in the exercise of, or an attempt to exercise, such Ordinary Shareholder Right; and (e) when requested by such Representative and where necessary, security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Representative.
     Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder or Beneficial Owner. References within Section 3.5 of the Deposit Agreement to a Holder of ADSs evidenced by ADRs shall, to the extent that a Holder is not the Beneficial Owner of ADSs evidenced by ADRs, be deemed to refer to the Beneficial Owner of the ADSs evidenced by such ADRs. In such case, the Holder shall be required to disclose the identity of the Beneficial Owner to the Company and such Beneficial Owner shall be deemed to comply with the provisions of Section 3.5 of the Deposit Agreement and to have furnished the Holder with irrevocable and full power and authority to exercise any right or be bound by any obligation on its behalf. In the event that the Company does not receive evidence and documentation satisfactory to it in accordance with Section 3.5 of the Deposit Agreement, or to the extent that the exercise of such Ordinary Shareholder Right is deemed to be contrary to applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, the Company shall provide such Holder with written notice in a timely manner that the exercise of such Ordinary Shareholder Right is not available but that such Holder is nevertheless entitled to withdraw the Shares or other Deposited Securities represented by ADSs evidenced by ADRs in accordance with Article 2 (Withdrawal of Deposited Securities) of this Receipt and either arrange for the sale of such Shares or other Deposited Securities or attempt to exercise the rights of an ordinary shareholder to the extent lawful and practicable.
     The Company intends that the rights and obligations of the Holders and Beneficial Owners of ADSs representing Shares or other Deposited Securities be, in all respects, as nearly identical as legally and practically possible to those rights and obligations of the registered holders of Shares arising out of the Stock Corporation Act (Aktiengesetz). Notwithstanding any other provision of the Deposit Agreement, the Receipts, the Company’s Articles of Association and applicable law, each Holder and Beneficial Owner agrees to be bound by and subject to applicable provisions of the laws of Germany, the Company’s Articles of Association and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, including, but not limited to, with respect to the obligations of such Holder or Beneficial Owner, to the same extent as if such Holder or Beneficial Owner was a registered holder of Shares. The Company agrees to make such rights arising out of the Stock Corporation Act (Aktiengesetz) available and to take such actions from

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EXHIBIT (a)(2)
time to time as may be necessary to permit the Holders or Beneficial Owners to exercise such rights arising out of the Stock Corporation Act (Aktiengesetz) as though they were registered holders of Shares to the fullest extent possible under applicable German law, U.S. law and the law of any other applicable jurisdiction, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association, subject at all times to the provisions of Section 3.5. The undertaking by the Company in Section 3.6 of the Deposit Agreement is for the benefit of the Holders, the Beneficial Owners, the Company and the registered holders of Shares. Nothing in Section 3.6 of the Deposit Agreement is intended to limit the rights and obligations of the Holders or Beneficial Owners hereunder in their capacity as Holders or Beneficial Owners.
     To the extent that a Holder or Beneficial Owner is notified by the Company that it is unable to exercise Ordinary Shareholder Rights, whether under Section 3.5 of the Deposit Agreement or otherwise, the Company will notify such Holder or Beneficial Owner in writing that, subject to satisfaction of the relevant provisions of the Deposit Agreement, any applicable law or regulation, and the rights of transfer or cancellation of any ADR, the withdrawal of Shares or other Deposited Securities represented by ADSs evidenced by such ADRs hereunder remains available to it as a Holder or Beneficial Owner, as the case may be.
     In the event that (i) any Holder or Beneficial Owner takes any action as the holder or beneficial owner of an ADS evidenced by an ADR which action, if taken by a registered holder of Shares would be contrary to German law or the Company’s Articles of Association, and (ii) the Company so notifies the Holder or Beneficial Owner, and (iii) the Holder or Beneficial Owner has not ceased such activity, the Company shall request in writing that such Holder or Beneficial Owner, subject to satisfaction of the relevant provisions of the Deposit Agreement, any applicable law, regulation, requirements of any market or stock exchange upon which the ADSs, Receipts or Shares are listed or traded and the Company’s Articles of Association and the rights of transfer or cancellation of any ADR, effect a withdrawal of its Shares or other Deposited Securities represented by ADSs evidenced by such ADRs in accordance with Article 2 (Withdrawal of Deposited Securities) of this Receipt. If a Holder or Beneficial Owner does not or cannot effect a withdrawal in accordance with the preceding sentence and without prejudice to the foregoing, the Company shall have the right to take such actions against such Holder or Beneficial Owner as it shall deem necessary in order to equalize the rights and obligations of such Holder or Beneficial Owner with the rights and obligations that such Holder or Beneficial Owner would have under German law if it were a registered holder of Shares. The Depositary, if requested by the Company, shall provide assistance to the Company in connection with the Company’s equalization efforts under Section 3.6 of the Deposit Agreement, provided, however, that the Depositary, in its sole discretion, will determine whether it is capable of providing, and whether it is commercially practicable and legally able to provide, such assistance, and, provided, further, that, in connection with providing any such assistance, the Depositary shall not be required to participate in any legal proceeding or similar action regarding the Company’s equalization efforts under Section 3.6 of the Deposit Agreement or engage in any activity which it deems, in its sole discretion, contrary or detrimental to its role as Depositary under the Deposit Agreement.

8

EXHIBIT (a)(2)
     (6) Liability of Holder for Taxes, Duties and Other Charges. If any present or future tax, duty or other governmental charge, including, without limitation, any tax, duty or governmental charge imposed under the laws of Germany, shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax, duty or other governmental charge shall be payable by the Holder and Beneficial Owners to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of this Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and/or Beneficial Owner any part or all of such Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply the amount so withheld or the proceeds of any such sale to pay any such tax or other governmental charge, and the Holder and Beneficial Owner of this Receipt shall remain liable for any deficiency. Each Holder and Beneficial Owner shall indemnify the Depositary, the Company, the Custodian and each of their respective directors, employees, agents, officers and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising from any tax benefit obtained for such Holder and/or Beneficial Owner.
     Holders understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.
     (7) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are duly and validly authorized, issued and outstanding, fully paid, and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance or cancellation of Receipts, transfers of such ADSs and adjustments in the Depositary’s records in respect thereof. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.
     Each person depositing Shares, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act and is in

9

EXHIBIT (a)(2)
accordance with the applicable restrictions and conditions on transferability set forth in the Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States. Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the Receipts or beneficial interest therein.
     (8) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder or any Beneficial Owner may be required from time to time (a) to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs, Receipts and Deposited Securities, compliance with all applicable laws and regulations, and all provisions of or governing the Deposited Securities, and the terms of the Deposit Agreement; (b) to provide information to the Depositary or Custodian relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information; and (c) to execute such certificates and make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Subject to Article (21) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of all or any part of any Receipt or the distribution or sale of any dividend or other distribution or of the net proceeds of the sale thereof or the delivery of any Deposited Securities, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction, subject to Section 7.10 of the Deposit Agreement.
     (9) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued, or who surrenders Receipts, a fee of up to U.S.$5.00 per 100 American Depositary Shares (or portion thereof) issued or surrendered pursuant to the Deposit Agreement. In addition, Holders will pay taxes and other governmental charges, registration fees, and cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement, including, without limitation, conversion of foreign currency pursuant to Section 4.7 of the Deposit Agreement, compliance with foreign exchange regulations and distributions under Sections 4.1 through 4.5 of the Deposit Agreement. In addition, the Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement: (a) to any holder of American Depositary Shares (including, without limitation, Holders), a fee not in excess of U.S. $0.05 per ADS for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal and (b) for the operation and maintenance costs in administering the ADSs an annual fee of up to U.S. $0.05 per American Depositary Share. The Company agrees to pay expenses, fees or charges of the Depositary and the Registrar and any agent of the Depositary appointed under the Deposit Agreement, if any, but only to the extent provided in and in accordance with written agreements between the Company and the Depositary from time to time. The provision in respect of these charges may be changed in the manner indicated in Article (19) of this Receipt.
     (10) Title to Receipts. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Receipt, and every successive Holder thereof by accepting or

10

EXHIBIT (a)(2)
holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this Receipt (and to the American Depositary Shares evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the registered Holder of this Receipt as the absolute owner hereof for any purpose, including, but not limited to, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Beneficial Owner of a Receipt unless such Beneficial Owner is the registered Holder hereof.
     (11) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, or if a Registrar shall have been appointed such signature may be facsimile so long as this Receipt is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.
     (12) Available Information; Reports; Inspection of Transfer Books. Upon effectiveness of the termination of the Company’s reporting requirements under the Securities Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site (www.infineon.com.) or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. The Company represents that, as of the effectiveness of the termination of the Company’s reporting requirements under the Securities Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Securities Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Holders in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements.
     The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.
     The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or

11

EXHIBIT (a)(2)
other than a matter related to the Deposit Agreement or this Receipt.
     The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (21) hereof.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary
By:
Vice President

     The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

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EXHIBIT (a)(2)
[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT
     (13) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or cash distribution in respect of any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary, pursuant to Section 4.7 of the Deposit Agreement, be converted on a practicable basis into Dollars transferable to the United States and subject to the Deposit Agreement, promptly convert or cause such dividend or distribution to be converted into Dollars and shall promptly distribute such amount to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.14 of the Deposit Agreement, from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to the Holder shall be reduced accordingly. Cash distributions and cash proceeds from sales of non-cash distributions in Foreign Currency will be converted by sale or such other manner as the Depositary may determine into Dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If, in the judgment of the Depositary, amounts received in Foreign Currency may not be converted on a reasonable basis into Dollars distributable to the registered Holders entitled thereto, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency (without liability for interest) for the respective accounts of, the registered Holders entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Holder entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the registered Holders for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable. Holders and Beneficial Owners understand that, in converting Foreign Currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent.
     If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall deposit or cause such Shares to be deposited with the

EXHIBIT (a)(2)
Custodian or the Foreign Registrar and registered in the name of the Custodian or its nominee or the Depositary or its nominee and the Depositary shall distribute to the Holders of outstanding Receipts entitled thereto as of the ADS Record Date, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution after deduction or upon payment of the fees and expenses of the Depositary and applicable taxes; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the registered Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. In lieu of issuing Receipts for fractional American Depositary Shares in any such case or to the extent distribution is withheld, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities (net of the fees and expenses of the Depositary and applicable taxes).
     In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company at least 30 days prior to the proposed distribution, the Company having made the determination that making the rights available to Holders is lawful, shall, take action, subject to the terms of the Deposit Agreement, as follows:
     (a) if at the time of the offering of any rights, (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary determines in its reasonable discretion, after obtaining opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise and (iii) the Depositary has received satisfactory documentation pursuant to the terms of Section 5.7 of the Deposit Agreement, the Depositary may, upon payment of (a) fees and charges of, and expenses incurred by, the Depositary and (b) any taxes and governmental charges, distribute warrants or other instruments therefor in such form as it may determine, to the registered Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s

EXHIBIT (a)(2)
letterhead), as applicable, reasonably satisfactory to the Company in order to facilitate the exercise, sale or transfer of rights by such Holders; or
     (b) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining opinion(s) of United States and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Company, that it is not lawful or not feasible to make such rights available to all Holders or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the registered Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement.
     If (i) the Depositary does not receive such written request from the Company, (ii) the Company does not timely request the Depositary to make rights available to Holders or requests that rights should not be made available to Holders, (iii) the Depositary fails to receive satisfactory documentation pursuant to the terms of Section 5.7 of the Deposit Agreement, the Depositary shall, after consultation with the Company, and after obtaining opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in Dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.
     The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).
     Notwithstanding anything to the contrary herein, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act or other applicable law covering such offering is in effect, or (ii) unless the Company furnishes the Depositary with an

EXHIBIT (a)(2)
opinion of U.S. counsel to the Company and counsel to the Company in any other applicable country in which rights would be distributed, reasonably satisfactory to the Depositary to be furnished at the Company’s expense, or other evidence reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to the Holders and Beneficial Owners of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.
     There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.
     Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense, that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the registered Holders entitled thereto, as of the ADS Record Date, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of (i) fees, charges of and expenses incurred by, the Depositary and (ii) any taxes and governmental charges withheld; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may obtain opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, reasonably satisfactory to the Depositary to be furnished at the Company’s expense, as to an equitable and practicable method of effecting such distribution and may rely on such opinion(s), which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of (i) fees, charges of and expenses incurred by, the Depositary and (ii) any taxes and governmental charges withheld) by

EXHIBIT (a)(2)
the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.
     Pursuant to Articles (4) and (5) hereof, in the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.
     If the Company shall determine that any distribution previously made by the Company to the Depositary, whether initially to the Depositary in its capacity as a shareholder of the Company or with respect to any onward distribution to Holders or Beneficial Owners by the Depositary under the terms of the Deposit Agreement, was not lawfully made or is required under applicable law to be returned to the Company (an “Unlawful Distribution”), the Company shall so notify the Depositary in writing. If the Unlawful Distribution is still held by the Depositary or the Custodian, then the Depositary or the Custodian shall promptly return such Unlawful Distribution to the Company, net of any bank transfer or other charges incurred by the Depositary or the Custodian at the time of receipt of such written request (including any costs of currency conversion and without liability for any deficiency in the amount of the Unlawful Distribution being returned by reason of any such costs incurred or any costs of re-converting such amount held by the Depositary or the Custodian into Euros to effect the return of such Unlawful Distribution to the Company, as the case may be). If an Unlawful Distribution has already been forwarded to the Holders or Beneficial Owners pursuant to Section 4.1, 4.2, 4.3, 4.4 or 4.5 of the Deposit Agreement or otherwise, then the Depositary shall use reasonable commercial efforts to (i) identify and notify the affected Holders or Beneficial Owners and (ii) provide a list of such Holders and Beneficial Owners, to the extent available, to the Company. All Holders and Beneficial Owners agree to promptly return to the Depositary, who will return to the Company, the full amount of any Unlawful Distribution received by such Holder or Beneficial Owner (net of any bank transfer or other charges reasonably incurred in connection with the Unlawful Distribution and return of such funds including any costs of currency conversion) and, in the event of an Unlawful Distribution in cash required to be returned to the Depositary for return to the Company, in the currency in which such Unlawful Distribution was received and to cooperate with the Depositary and the Company with respect to the return of such Unlawful Distribution. If any Holder or Beneficial Owner shall refuse or fail to fulfill its obligation to return any Unlawful Distribution to the Depositary in accordance with Section 4.6 of the Deposit Agreement, then the Company shall have the right to take such actions as shall be necessary to recover such Unlawful Distribution from such Holder or Beneficial Owner. The Depositary, if requested by the Company, shall provide assistance to the Company in connection with the Company’s efforts to recover such Unlawful Distribution from such Holder or Beneficial Owner, provided, however, that the Depositary, in its sole discretion, will determine whether it is capable of providing, and whether it is commercially practicable and legally able to provide, such assistance, and, provided, further, that, in connection with providing any such assistance, the Depositary shall not be required to participate in any legal proceeding or similar action regarding such Unlawful Distribution or engage in any activity which it deems, in its sole

EXHIBIT (a)(2)
discretion, contrary or detrimental to its role as Depositary under the Deposit Agreement.
     References in this Article to “Holders” are to Holders as of the ADS Record Date fixed pursuant to Section 4.8 of the Deposit Agreement.
     (14) Fixing of Record Date. Whenever the Depositary shall receive notice of a record date by the Company (provided to the Depositary at least 10 days in advance) for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or distribution in Shares or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each ADS or whenever the Depositary shall receive notice of any meeting of holders of Shares, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (the “ADS Record Date”) which date shall be the same date, to the extent practicable, as, or, if not practicable, as near as reasonably practicable to, the record date for the Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) for fixing the date on or after which each ADS will represent the changed number of Shares or (c) for any other matter. Subject to the applicable provisions of the Deposit Agreement, the Holders of record at the close of business in New York on such ADS Record Date on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the Deposited Securities at any such meeting or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders hereunder with respect to such changed number of Shares, represented by each ADS, in proportion to the number of ADSs held by them respectively, or with respect to such other matter.
     (15) Attendance at Shareholders Meetings; Voting of Deposited Securities. As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, subject to applicable law and the Company’s Articles of Association, mail to Holders a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder’s ADRs, and (c) specifying how and when such instructions may be given, including an express indication that, if no specific voting instruction is received prior to the record date set by the Depositary therefor, then the Holders shall in each case be deemed to have instructed the Depositary to give a proxy to the Custodian, which will act as a proxy bank in accordance with Sections 128 and 135 of the German Stock Corporation Act (Aktiengesetz) (the “Proxy Bank”), to vote in accordance with its recommendation with regard to voting of the Shares pursuant to Section 128(2) of the German Stock Corporation Act (Aktiengesetz) as to any matter concerning which the notice from the Company indicates that a vote is to be taken by holders of Shares. Each Holder who desires to exercise or to give instructions for the exercise of voting rights shall execute and return to the Depositary on or before the date established by the Depositary for such purpose, a document provided by the Depositary that instructs the Depositary as to how the number of Shares or other

EXHIBIT (a)(2)
Deposited Securities represented by such Holder’s ADRs are to be voted. Upon receipt of instructions of a Holder on such date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company’s Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder’s ADRs in accordance with such instructions. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with instructions received from the Holders (or deemed to have been received as set forth in the next paragraph), as of such record date.
     Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a shareholders’ meeting. The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Article (15), it will have on deposit under the Deposit Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders. In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Deposit Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.
     Notwithstanding the above, except in accordance with Section 5.3 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which such vote is cast or the effect of any such vote.
     (16) Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or make appropriate adjustments in its records, as in the case of a distribution of Shares pursuant to Section 4.2 of the

EXHIBIT (a)(2)
Deposit Agreement, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.
     Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of opinions of U.S. and German counsel (which such opinion of German counsel may consist of an opinion of in-house counsel to the Company provided on the Company’s letterhead), as applicable, to the Company reasonably satisfactory to the Depositary to be furnished at the Company’s expense that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.
     (17) Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary, the Custodian nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or other persons if by reason of any provision of any present or future law or regulation of the United States, Germany or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Company’s Articles of Association, or by reason of any provision of any securities issued or distributed by the Company, including Deposited Securities, or any offering or distribution thereof, or by reason of any act of God, terrorism or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of this Deposit Agreement or provisions of or governing Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this Deposit Agreement, the Company’s Articles of Association or provisions of or governing Deposited Securities, or for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, or for the inability by a Holder to

EXHIBIT (a)(2)
benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares, or for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise. Where, by the terms of a distribution pursuant to Section 4.1, 4.2, 4.3, or 4.4 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.5, 4.10 or 5.9 of the Deposit Agreement or in the Company’s Articles of Association, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.
     Each of the Company, its agents, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its Affiliates nor its agents or the Company, its Affiliates or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary or its Affiliates or agents, nor the Company or its Affiliates or agents, shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its Affiliates and its agents and the Company, its Affiliates and its agents, may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary and its agents shall not be liable for any acts or omissions made by a

EXHIBIT (a)(2)
successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence and in good faith while it acted as Depositary.
     (18) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary by sixty (60) days’ written notice of its election so to do to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement and (ii) the expiration of sixty (60) days after delivery to the Company of such notice. The Depositary may at any time be removed by the Company by sixty (60) days’ written notice of such removal which shall become effective upon the later of (i) the sixtieth (60th) day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or additional Custodian, and the term “Custodian” refers to each Custodian or all Custodians as the context requires.
     (19) Amendment/Supplement. Subject to the terms and conditions herein and applicable law, the Receipts outstanding at any time, the provisions of the Deposit Agreement and this Receipt may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or

EXHIBIT (a)(2)
supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.
     (20) Termination of Deposit Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to the date on which such termination shall take effect. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.5 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except to account for such net proceeds and other cash and for its obligations to the Company under Section 5.8 of the Deposit Agreement (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the

EXHIBIT (a)(2)
Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.
     (21) Compliance with U.S. Securities Laws; Regulatory Compliance. Notwithstanding anything in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner that would violate the U.S. securities laws, including, but not limited to, Instruction I.A(1) of the General Instructions to Form F-6, as amended from time to time, under the Securities Act.
     (22) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (22), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts, provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares (each such transaction a “Pre-Release Transaction”) as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which shares may not yet have been received. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to fifteen percent (15%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above) and shall limit each such Pre-Release Transaction to a period of twenty (20) business days, provided, however, that the Depositary shall have the right to disregard such limit in percentage and duration from time to time as it deems reasonably appropriate, provided, further, that the Depositary shall, in each case when it exceeds such limits or has actual knowledge it will exceed such limits, promptly notify the Company to that effect. If the Company shall at any time have notified the Depositary, either with respect to any one or more specified persons or in general, that the Depositary’s discretion to exceed the foregoing limits is suspended, the Depositary shall, as promptly as practicable and in accordance with applicable industry practice and procedures for the termination of Pre-Release Transactions, cause any Pre-Release Transactions which have resulted in the Depositary having exceeded such limits to be terminated and shall suspend its disregard of such limits in accordance with the Company’s notice, provided, however, that the Depositary may exceed any such limits regardless of any

EXHIBIT (a)(2)
such notice having been received and the Depositary’s having suspended its disregard for such limits by reason of events beyond the Depositary’s control due to (i) a decrease in the aggregate number of ADSs outstanding that causes existing Pre-Release Transactions to exceed the limits stated above or (ii) temporary market liquidity issues resulting in an Applicant to a Pre-Release Transaction requiring a reasonable amount of time to acquire Shares to close out such Pre-Release Transaction.
     Save for the above, any such suspension of the foregoing limits notified in writing to the Depositary shall remain in effect until expressly rescinded by the Company. The Depositary may, and upon the written request of the Company shall, also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as the Depositary (or the Company, as the case may be) deems appropriate.
     (23) Ownership Restrictions. Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the Company’s Articles of Association or applicable law of the Federal Republic of Germany as if they held the number of Shares their American Depositary Shares represent. The Company shall inform the Holders, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

EXHIBIT (a)(2)
(ASSIGNMENT AND TRANSFER SIGNATURE LINES)
     FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto                      whose taxpayer identification number is                      and whose address including postal zip code is                      , the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing                      attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
SIGNATURE GUARANTEED

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